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                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act



                                 June 24, 1996
                        (Date of Earliest Event Reported)


                               EXCEL RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Nevada                     33-26936-D             87-0460769
(State or other Jurisdiction)   (Commission File No.) (IRS Employer I.D. No.)



                               1111 Bagby, Suite 2400
                                Houston, Texas  77002
                        (Principal Executive Office Address)


        Registrant's Telephone Number, Including Area Code:  (713)659-5556


                   _____________  _______________________________
        (Former Name or Former Address, if Changed Since Last Report)

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Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

         BDO Seidman, Certified Public Accountants, of Houston, Texas, audited the financial statements of the Company for the years ended December 31, 1994 and 1993.

         Jones, Jensen, Orton & Co., Certified Public Accountants, of Salt Lake City, Utah, were engaged as the Company's accountant on June 24, 1996.

         There were no disagreements between the Company and BDO Seidman, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

         The report of BDO Seidman for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to change principal accountants was not submitted for approval to the Board of Directors; the change was made by the Company's Chairman to Jones, Jensen, Orton & Co. to reduce auditing expenses.

         Also, during the Company's two most recent fiscal years, and since then, BDO Seidman has not advised the Company that any of the following exist or are applicable:

         (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has lead them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

         (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

         (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or any underlying financial statements for the foregoing reasons or any other reason.

         Further, during the Company's two most recent fiscal years and since then, the Company has not consulted BDO Seidman regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation.

         The Company has provided BDO Seidman with a copy of the disclosure provided under this caption, and has advised them to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether they agree or disagree with the disclosures made herein. A copy of their response is attached hereto and incorporated herein by reference. See Item 7 below.

Item 5.   Other Events.

          None; not applicable.

Item 6.   Resignations of Directors and Executive Officers.

          None; not applicable.

Item 7.   Financial Statements and Exhibits.

          Financial Statements.  None; not applicable.

          Exhibits.

Exhibit No.                                Description of Exhibit
___________                                _______________________


     16                              Letter regarding change in certifying
                                     accountant.

Item 8.   Change in Fiscal Year.

          None; not applicable.



                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EXCEL RESOURCES, INC.


Date:  June 27, 1996             By  /s/
     ---------------                --------------------------------------
                                    Francis H. Brinkman














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BDO           Seidman, LLP                       1200 Smith Street, Suite 3060
              Accountants and Consultants        Houston, Texas  77002-4501
                                                 Telephone:  (713) 659-6551
                                                 Fax: (713) 659-3238



June 25, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 24, 1996, to be filed by our former client, Excel Resources, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm, except as it relates to the following:

I. The report of BDO Seidman, LLP for the year ended December 31, 1994 was modified to include the following explanatory paragraphs:

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
         Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit and a capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As discussed in Note 2, the Company changed its method of accounting for income taxes in 1993.

II. During the Company's two most recent fiscal years, the Company and BDO Seidman, LLP engaged in numerous routine discussions on accounting and auditing matters as would be expected in a typical client-auditor relationship. None of these discussions gave rise to disagreements.

Very truly yours,

BDO Seidman, LLP